Exhibit 99.1

Contact:
Brook Wootton	980.299.5700

Albemarle to Host 2023 Strategic Update Including New 5-Year Outlook and Preliminary 2022 Results

CHARLOTTE, NC - Jan. 23, 2023 – Albemarle Corporation (NYSE: ALB), a leader in the global specialty chemicals industry, will host its virtual 2023 Strategy Update tomorrow, Jan. 24, 2023, at 9:00 a.m. ET. The event is expected to conclude at approximately 10:45 a.m. ET.

Albemarle CEO Kent Masters and CFO Scott Tozier will present alongside Netha Johnson, president, Specialties, and Eric Norris, president, Energy Storage. The presentations and related discussions will provide details on corporate strategy, preliminary and unaudited fourth-quarter and full-year 2022 results and highlights, 2023 guidance and five-year outlook.

Key Themes for the 2023 Strategic Update include:
•Building on durable competitive advantages to accelerate growth and deliver long-term value
•Reshaping the company’s core portfolio with a stronger focus on growth opportunities to enable mobility, energy, connectivity and health
•Reinforcing Albemarle’s commitment to advancing sustainability and building a more resilient world
•Expanding capacity while maintaining financial flexibility and a disciplined approach to capital allocation
•Adding new leadership to reinforce relationships with external stakeholders
•Delivering on the company’s comprehensive operating model to drive operational performance

“We delivered record results in 2022, exceeding our previous projections, and our updated outlook and long-term targets reflect further growth acceleration,” said Albemarle CEO Kent Masters. “Albemarle is a leading producer of critical ingredients for some of the most powerful trends transforming the modern world, and we are partnering with other industry leaders to provide secure supply, innovative technologies and improved sustainability. Our virtual strategy event will give investors a deeper understanding of who we are, where we are headed and how we plan to manage our growth to balance short- and long-term opportunities.”

Outlook
Albemarle is introducing full-year 2023 guidance and 2027 long-term financial targets. The company projects accelerated growth in revenue and EBITDA based on expanded capacity, strategic contracting agreements, ongoing efficiency improvements and innovation in products and processes. The 2023 guidance and five-year outlook reflect the company’s new segment structure - Energy Storage, Specialties, and Ketjen.

Introducing 2023 Financial Targets

FY 2023 Guidance as of Jan. 23, 2023
Net sales	$11.3 - $12.9 billion
Adjusted EBITDA	$4.2 - $5.1 billion
Adjusted EBITDA Margin	37% - 40%
Adjusted Diluted EPS	$26.00 - $33.00
Net Cash from Operations	$2.1 - $2.4 billion
Capital Expenditures	$1.7 - $1.9 billion

Introducing Five-Year 2027 Financial Targets

	Energy Storage	Specialties	Ketjen (Catalysts)	Total(a)
Net sales (5-Year CAGR)	25% - 27%	~5%	4% - 8%	19% - 21%
Adj. EBITDA Margin (2027E)	45% - 47%	32% - 36%	20% - 26%	41% - 44%
Adj. EBITDA (2027E)	$6.4B - $7.5B	$0.7B - $0.8B	$0.2B - $0.3B	$7.2B - $8.4B
Free Cash Flow (2027E)				$2.6B - $2.7B
(a)    Total includes corporate costs not allocated to Albemarle’s operating segments.

Preliminary Results
Below results are preliminary and unaudited and reflect our estimated financial results for the three months and year ended December 31, 2022. In preparing this information, management made complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the three months and year ended December 31, 2022 have not yet been finalized by management and remain subject to the completion of management's final review and our other closing procedures, as well as the completion of the audit of our annual financial statements. These preliminary estimated results do not represent a comprehensive statement of all financial results for the three months and year ended December 31, 2022. We are required to consider all available information through the finalization of our financial statements and their possible impact on our financial conditions and results of operations for the period, including the impact of such information on the complex judgments and estimates referred to above. The preliminary estimates above are based solely on information available to us as of the date of this release, and subsequent information or events may lead to material differences between these preliminary estimated financial results and the results of operations described in our subsequent SEC reports.

Fourth Quarter 2022 Highlights
(Unless otherwise stated, all percent changes represent year-over-year comparisons)
•Net sales of between $2,590 million and $2,650 million, up 190% to 196%
•Net income in the range of $1,107 million to $1,157 million
•Diluted EPS of between $9.30 and $9.80
•Adjusted diluted EPS of between $8.35 and $8.75, up 727% to 766%
•Adjusted EBITDA of between $1,210 million and $1,260 million, up 429% to 451%

Fourth Quarter and Full-Year 2022 Preliminary Results

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per share amounts	2022	2021	2022	2021
Net sales	$2,590 - $2,650	$894.2	$7,290 - $7,350	$3,328.0
Net income (loss) attributable to Albemarle Corporation	$1,107 - $1,157	$(3.8)	$2,662 - $2,712	$123.7
Adjusted EBITDA(a)	$1,210 - $1,260	$228.7	$3,440 - $3,490	$871.0
Diluted earnings (loss) per share	$9.30 - $9.80	$(0.03)	$22.50 - $23.00	$1.06
Adjusted diluted earnings per share(a)	$8.35 - $8.75	$1.01	$21.65 - $22.05	$4.04

(a)    See Non-GAAP Reconciliations for further details.

2023 Strategic Update Webcast Details
The company will webcast its 2023 Strategic Update live, which can be accessed through Albemarle Corporation's website at https://investors.albemarle.com.

Fourth-Quarter and Full-Year 2022 Earnings Results
Albemarle will report its fourth-quarter and full-year 2022 financial results after the NYSE closes on Wed., Feb. 15, 2023. The company will hold a conference call and webcast to discuss its results on Thurs., Feb. 16, 2023, at 9:00 a.m. ET. The company’s earnings call, presentation and supporting material will be available on Albemarle’s website at https://investors.albemarle.com.

About Albemarle

Albemarle Corporation (NYSE: ALB) is a global specialty chemicals company that thinks beyond business-as-usual to power the potential of companies in many of the world's largest and most critical industries, such as energy, electronics, and transportation. We actively pursue a sustainable approach to managing our diverse global footprint of world-class resources. In conjunction with our highly experienced and talented global teams, our deep-seated values, and our collaborative customer relationships, we create value-added and performance-based solutions that enable a safer and more sustainable future.

We regularly post information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, non-GAAP reconciliations, SEC filings and other information regarding our company, its businesses, and the markets it serves.

Additional Information regarding Non-GAAP Measurers:
It should be noted that adjusted net (loss) income attributable to Albemarle Corporation, adjusted diluted earnings per share (“EPS”), non-operating pension and other post-employment benefit (“OPEB”) items per diluted share, non-recurring and other unusual items per diluted share, adjusted effective income tax rates, EBITDA, adjusted EBITDA, EBITDA margin and adjusted EBITDA margin are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These non-GAAP measures should not be considered as alternatives to Net income attributable to Albemarle Corporation (“earnings”) or other comparable measures calculated and reported in accordance with GAAP. These measures are presented here to provide additional useful measurements to review the company’s operations, provide transparency to investors and enable period-to-period comparability of financial performance. The company’s chief operating decision maker uses these measures to assess the ongoing performance of the company and its segments, as well as for business and enterprise planning purposes.

A description of other non-GAAP financial measures that Albemarle uses to evaluate its operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP can be found on the following pages of this press release, which is also is available on Albemarle’s website at https://investors.albemarle.com. The company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, as the company is unable to estimate significant non-recurring or unusual items without unreasonable effort. The amounts and timing of these items are uncertain and could be material to the company's results calculated in accordance with GAAP.

Forward-Looking Statements
Some of the information presented in this press release and the upcoming presentation, conference call and discussions that follow, including, without limitation, preliminary results for the three months and year-ended Dec. 31, 2022, Albemarle 2023 and five-year (“2027”) outlooks, information related to the timing of active and proposed projects, production capacity, committed volumes, pricing, financial flexibility, expected growth, anticipated return on opportunities, earnings and demand for Albemarle’s products, productivity improvements, tax rates, stock repurchases, dividends, cash flow generation, costs and cost synergies, capital projects, future acquisition and divestiture transactions including statements with respect to timing, expected benefits from proposed transactions, market and economic trends, effects of re-segmenting/realignment of the company’s Lithium and Bromine business units and retention of the company’s Catalysts business, and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from the views expressed.

Factors that could cause Albemarle’s actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; product development; changes in financial and operating performance of its major customers and industries and markets served by it; the timing of orders received from customers; the gain or loss of significant customers; fluctuations in lithium market pricing, which could impact our revenues and profitability particularly due to our increased exposure to index-referenced and variable-priced contracts for battery grade lithium sales; changes with respect to contract renegotiations; potential production volume shortfalls; competition from other manufacturers; changes in the demand for its products or the end-user markets in which its products are sold; limitations or prohibitions on the manufacture and sale of its products; availability of raw materials; increases in the cost of raw materials and energy, and its ability to pass through such increases to its customers; technological change and development, changes in its markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting its operations or its products; the occurrence of regulatory actions, proceedings, claims or litigation (including with respect to the U.S. Foreign Corrupt Practices Act and foreign anti-corruption laws); the occurrence of cyber-security breaches, terrorist attacks, industrial accidents or natural disasters; the effects of climate change, including any regulatory changes to which it might be subject; hazards associated with chemicals manufacturing; the inability to maintain current levels of insurance, including product or premises liability insurance, or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting its manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from its global manufacturing cost reduction initiatives as well as its ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of its earnings and changes in tax laws and rates or interpretation; changes in monetary policies, inflation or interest rates that may impact its ability to raise capital or increase its cost of funds, impact the performance of its pension fund investments and increase its pension expense and funding obligations; volatility and uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber-security breaches, and other innovation risks; decisions it may make in the future; future acquisition and divestiture transactions, including the ability to successfully execute, operate and integrate acquisitions and divestitures and incurring additional indebtedness; expected benefits from proposed transactions; timing of active and proposed projects; continuing uncertainties as to the duration and impact of the coronavirus (“COVID-19”) pandemic; performance of Albemarle’s partners in joint ventures and other projects; changes in credit ratings; the inability to realize the benefits of its decision to retain its Catalysts business and to realign its Lithium and Bromine global business units into a new corporate structure; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under “Risk Factors” in Albemarle’s most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this press release. Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

ALBEMARLE CORPORATION AND SUBSIDIARIES
Non-GAAP Reconciliations
(Unaudited)
See below for a reconciliation of adjusted net income attributable to Albemarle Corporation, EBITDA, adjusted EBITDA, and adjusted diluted earnings per share, which are non-GAAP financial measures, to Net (loss) income attributable to Albemarle Corporation (“earnings”), the most directly comparable financial measure calculated and reported in accordance with GAAP. Adjusted net (loss) income attributable to Albemarle Corporation is defined as net (loss) income before the non-recurring, other unusual and non-operating pension and other post-employment benefit (OPEB) items as listed below. The non-recurring and unusual items may include acquisition and integration related costs, gains or losses on sales of businesses, restructuring charges, facility divestiture charges, certain litigation and arbitration costs and charges, and other significant non-recurring items. EBITDA is defined as net (loss) income attributable to Albemarle Corporation before interest and financing expenses, income tax expense, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA plus or minus the non-recurring, other unusual and non-operating pension and OPEB items as listed below.

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except percentages and per share amounts	2022	2021	2022	2021
Net income (loss) attributable to Albemarle Corporation	$1,095 - $1,157	$(4)	$2,650 - $2,712	$124
Add back:
Non-operating pension and OPEB items (net of tax)	(30)	(48)	(42)	(61)
Non-recurring and other unusual items (net of tax)	(82) - (94)	170	(58) - (70)	407
Adjusted net income attributable to Albemarle Corporation	983 - 1,033	$119	2,550 - 2,600	$470

Diluted earnings (loss) per share	$9.30 - $9.80	$(0.03)	$22.50 - $23.00	$1.06
Add back:
Non-operating pension and OPEB items per share	(0.25)	(0.41)	(0.36)	(0.52)
Non-recurring and other unusual items per share	(0.70) - (0.80)	1.45	(0.49) - (0.59)	3.49
Adjusted diluted earnings per share	$8.35 - $8.75	$1.01	$21.65 - $22.05	$4.04

Weighted-average common shares outstanding – diluted	117,925	116,999	117,793	116,536

Net income (loss) attributable to Albemarle Corporation	$1,095 - $1,157	$(4)	$2,650 - $2,712	$124
Add back:
Interest and financing expenses	24	5	123	61
Income tax expense (benefit)	24	15	391	29
Depreciation and amortization	86	68	301	254
EBITDA	1,229 - 1,291	85	3,465 - 3,527	469
Non-operating pension and OPEB items	(42)	(62)	(57)	(79)
Non-recurring and other unusual items (excluding items associated with interest expense)	11 - 23	206	20 - 32	481
Adjusted EBITDA	$1,210 - $1,260	$229	$3,440 - $3,490	$871

The company has identified certain items and excluded them from Albemarle’s adjusted net income calculation for the periods presented. A listing of these items, as well as a detailed description of each follows below (per diluted share):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Restructuring and other(1)	$—	$—	$—	$0.02
Acquisition and integration related costs(2)	0.05	0.05	0.11	0.06
Albemarle Foundation contribution(3)	—	—	—	0.13
Loss (gain) on sale of business/interest in properties, net(4)	—	1.13	0.07	(1.70)
Loss on extinguishment of debt(5)	—	—	0.13	0.20
Legal accrual(6)	—	0.03	—	4.36
Indemnification adjustments(7)	—	0.34	—	0.34
Other(8)	0.01 - 0.11	0.19	(0.05) - 0.05	0.34
Tax related items(9)	(0.86)	(0.29)	(0.85)	(0.25)
Total non-recurring and other unusual items	$(0.70) - $(0.80)	$1.45	$(0.49) - $(0.59)	$3.50

(1)Facility closure costs related to offices in Germany, and severance expenses in Germany and Belgium, in Selling, general and administrative expenses.

(2)Costs related to the acquisition, integration and divestitures for various significant projects, recorded in Selling, general and administrative expenses.

(3)Charitable contribution using a portion of the proceeds received from the divestiture of the company’s fine chemistry solutions business (“FCS”), to the Albemarle Foundation included in Selling, general and administrative expenses This contribution is in addition to the normal annual contribution made to the Albemarle Foundation by the company, and is significant in size and nature.

(4)In 2022 we recorded post-measurement period Wodgina acquisition purchase price adjustment for a revised estimate of the obligation to construct the lithium hydroxide conversion assets in Kemerton due to anticipated cost overruns from supply chain, labor and COVID-19 pandemic related issues. In 2021 we recordged the gain on the sale of the FCS business. This is partially offset by a post-measurement period Wodgina acquisition purchase price adjustment.

(5)In 2022 we recorded a loss on early extinguishment of debt representing the tender premiums, fees, unamortized discounts, unamortized deferred financing costs and accelerated amortization of associated interest rate swap from the redemption of the $425 million senior notes originally due in 2024 using the proceeds from the issuance of $1.7 billion in senior notes in May 2022.

In 2022 we recorded a loss on early extinguishment of debt related to tender premiums, fees, unamortized discounts and unamortized deferred financing costs from the redemption of $1.5 billion in debt using the proceeds from the issuance of common stock.

(6)Charge recorded following the settlement of an arbitration ruling for a prior legal matter in Other income (expenses), net.

(7)Revision of an indemnification estimate for an ongoing tax-related matter of a previously disposed business in Germany recorded in in Other income (expenses), net.

(8)Other adjustments for 2022 primarily relate to:
•Gain resulting from the adjustment of indemnification related to previously disposed businesses
•Facility closure expenses of offices in Germany

•Gains from the sale of legacy properties not part of our operations
•Net gain related to the fair value adjustment of equity securities in a public company
•Gain from the reversal of a liability related to a previous divestiture
•Charges for environmental reserves at sites not part of our operations
•One-time retention payments for certain employees during the Catalysts strategic review and business unit realignment
•Gain relating to the adjustment of an environmental reserve at non-operating businesses we had previously divested
•Shortfall contributions for our multiemployer plan financial improvement plan

Other adjustments for 2021 primarily relate to:
•legal fees related to a legacy Rockwood legal matter noted above
•Expense related to a legal matter as part of a prior acquisition in our Lithium business
•non-routine labor and compensation related costs that are outside normal compensation arrangements
•asset retirement obligation charges to update an estimate at a site formerly owned by Albemarle
•loss resulting from the sale of property, plant and equipment
•Charges for environmental reserves at sites not part of our operations

(9)    The net discrete tax benefit for 2022 was primarily related to the reversal of a valuation allowance in Australia. In addition, the discrete net benefit includes withholding taxes and foreign return to provisions, partially offset by a benefit for excess tax benefits realized from stock-based compensation arrangements.

    The net discrete tax benefit for 2021 is primarily related to benefits for the ongoing tax-related matter of a previously disposed business in Germany, the release of valuation allowance related to foreign operations, changes to uncertain tax positions, excess tax benefits realized from stock-based compensation arrangements, and return to accrual adjustments.